                                                                    Exhibit 3.5b

State of New York    }
                     ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on NOVEMBER 25, 2002


                                        /s/ Illegible
                                        ----------------------------------------
                                        [SEAL]   Secretary of State

DOS-200 (Rev. 03/02)

          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

                                       OF

                       AMERICAN SPECIALTY EQUIPMENT CORP.

                Under Section 805 of the Business Corporation Law

     IT IS HEREBY CERTIFIED THAT:

     (1)  The current name of the corporation as amended on July 14, 1981, is

                       AMERICAN SPECIALTY EQUIPMENT CORP.

     The original name of the corporation was American Speed Equipment Supply Corp.

     (2) The certificate of incorporation was filed by the department of state of the 26th day of December, 1967.

     (3) The certificate of incorporation of this corporation is hereby amended to effect the following change

     Paragraph 4 is amended to increase the number of authorized shares from 200 without par value to 480 without par value and shall state as follows:

     The aggregate number of shares which the corporation shall have the authority to issue is Four hundred eighty (480) shares of no par value.

     The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation as for the issuance of shares, without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

     (4)  The amendment to the certificate of incorporation was authorized:

     first by vote of the board of directors, and then at a meeting of shareholders by vote of a majority of all the outstanding share entitled to vote thereon.

     IN WITNESS, WHEREOF, this certificate has been subscribed this 18 day of December 1989, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

                          Capacity in
Type Name                 which signed      Signatures

Walter A. Lahmann, Jr.    President         /s/ Walter A. Lahmann, Jr.
                                            ------------------------------------
Glenn P. Valentine        Vice President    /s/ Glenn P. Valentine
                                            ------------------------------------
Mary Ann Lahmann          Secretary         /s/ Mary Ann Lahmann
                                            ------------------------------------

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED JAN 03 1990

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                           CERTIFICATE OF AMENDMENT OF
                           THE CERTIFICATE OF INCORP.

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                          AMERICAN SPECIALTY EQUIPMENT

                                      CORP.

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                                  Meyer & Meyer
                                  28 Manor Road
                                   PO Box 945
                            Smithtown, New York 11787
                                  516-265-4500

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